ION Earnings Call – Q1 2015 Earnings Call Presentation May 7, 2015

Corporate Participants and Contact Information CONTACT INFORMATION If you have technical problems during the call, please contact DENNARD–LASCAR Associates at 713 529 6600. If you would like to view a replay of today's call, it will be available via webcast in the Investor Relations section of the Company's website at www.iongeo.com for approximately 12 months. BRIAN HANSON President and Chief Executive Officer STEVE BATE Executive Vice President and Chief Financial Officer 2

Forward-Looking Statements The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission. 3

ION Q1 15 Overview  Q1 exceptionally weak – impacted by downturn in exploration spending  Managing business conservatively; focus on cash preservation and cost control – Further restructuring of our Data Processing and Systems businesses – 20% headcount reduction since December 2014 – 10% salary reduction among US and UK employees initiated Q2 15  Segment highlights – Solutions: Seeing slight uptick in pipeline for reprocessing existing data – Systems and Software: Impacted by reduced towed streamer vessel capacity – Ocean Bottom Services: Crew idle since Q4. Negotiating long-term project in Brazil; expect to begin Q4. 4

ION Q1 15 Financial Overview Highlights - 50 100 150 Q1 14 Q1 15 Software Systems Solutions Revenue $M Ocean Bottom 20 (47) -50 -25 0 25 Op. Profit $M Q1 14 Q1 15 • Revenues down 72% Y/Y • Solutions down 79% • Software down 12% • Systems down 49% • No revenues contributed by OceanGeo • Op. Margin down to -115% • Significant decline in Solutions revenues & no revenues contributed by OceanGeo • Adjusted EPS of ($0.31) • Adjusted EBITDA of ($38M) 0.04 (0.31) $(0.35) $(0.25) $(0.15) $(0.05) $0.05 Adjusted Diluted EPS Q1 14 Q1 15 43 (38) -50 -25 0 25 50 Adjusted EBITDA $M Q1 14 Q1 15 5

ION Q1 15 Financial Overview Cash Flow SUMMARIZED CASH FLOW $ Thousands Q1 2014 Q1 2015 Cash from operations 34,703$ (42,234)$ Working capital 27,979 35,528 Multi-client investment (22,353) (9,088) PP&E Capital Expenditures (1,997) (11,994) Free Cash Flow 38,332 (27,788) Borrowings under revolver 15,000 - Other Investing & Financing (4,082) (1,382) Net change in Cash 49,250 (29,170) Cash & Cash Equiv. (Beg. of Period) 148,056 173,608 Cash & Cash Equiv. (End of Period) 197,306$ 144,438$ No borrowings under revolver at March 2015 Net debt (total debt less cash balances) of $45M 6

Summary  Expect increase in exploration spending in 2H 15, albeit at lower than historic levels  Preparing for the eventual upturn – Focus on cash preservation – Strategic restructuring of underperforming parts of the business – Focus on maintaining Ocean Bottom business; expect demand to increase – Continuing to invest in key strategic opportunities 7

8 Q&A